UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 27, 2019

PROVENTION BIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38552	81-5245912
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 666, Oldwick, New Jersey 08858
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (908) 336-0360

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 27, 2019, the Board of Directors (the “Board”) of Provention Bio, Inc. (the “Company”) increased the size of the Board to seven directors and appointed Jeffrey Bluestone, PhD, age 65, to fill the newly created directorship. Dr. Bluestone will hold this position until the next annual meeting of the Company’s shareholders or until his successor is elected and qualified, subject to his earlier resignation or removal.

Dr. Bluestone has served as President and Chief Executive Officer of the Parker Institute for Cancer Immunotherapy since June 2015. Dr. Bluestone has also served as the A.W. and Mary Margaret Clausen Distinguished Professor of Metabolism and Endocrinology and the Director of the Hormone Research Institute in the Diabetes Center at the University of California, San Francisco since 2000. From 2010 to 2015 Dr. Bluestone served as Executive Vice Chancellor and Provost at the University of California San Francisco. Dr. Bluestone received his B.S. degree in biology from Cook College, Rutgers University, M.S. degree in microbiology from Rutgers University and Ph.D. in immunology from the Cornell Graduate School of Medical Science.

In accordance with the Company’s non-employee director compensation policy, Dr. Bluestone will receive an annual cash retainer fee of $30,000. All fees will be pro-rated for the current year. Dr. Bluestone will also receive an initial option grant to purchase 128,981 shares of the Company’s common stock upon commencement of his position as director.

The Company will enter into an indemnification agreement with Dr. Bluestone (the “Indemnification Agreement”), in the Company’s standard form which has been previously entered into by the Company with each of the Company’s directors and executive officers, the form of which was filed as Exhibit 10.2 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 9, 2018.

Item 7.01	Regulation FD.

On March 28, 2019, the Company issued a press release announcing the appointment of Dr. Bluestone to its Board of Directors. A copy of the press release is furnished as Exhibit 99.1 hereto and shall not be deemed “filed” for the purpose of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibit is furnished with this report:

Exhibit No.	Description

99.1	Press Release issued by Provention Bio, Inc. March 28, 2019

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Provention Bio, Inc.

Date: March 28, 2019	By:	/s/ Andrew Drechsler
Andrew Drechsler
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description.

99.1	Press Release issued by Provention Bio, Inc. March 28, 2019